Exhibit 99.2

                               FREEMAN & DAVIS LLP
                          Certified Public Accountants

Harold N. London, CPA                           225 West 34th Street, Suite 320
Robert H. Feldstein, CPA                        New York, N.Y.  10122-0397
Stuart H. Levitt, CPA                           Telephone: 212-594-8155
Gerald Lubowsky, CPA                            Telecopier: 212-465-0520
Arthur Schwartzman, CPA
Mark B. Feldstein, CPA
Philip J. London, CPA
Stace N. Balitsos, CPA
Richard J. Wolbrom



                                  July 18, 2002



Securities and Exchange Commission              450 5th Street, N.W.
                                                Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Amended Form 8-K/A of Indigo Energy, Inc. (Commission File Number 811-3584) dated July 10, 2002.



Freeman & Davis LLP
New York, New York
July 18, 2002